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                                  EXHIBIT 23.3


                    CONSENT OF HOEFER & ARNETT, INCORPORATED

     Agreement and Plan of Merger between Commercial Bank of Nevada, Las Vegas, Nevada, The Colonial BancGroup, Inc., Montgomery, Alabama, and Colonial Bank, and the proposed merger of Commercial Bank of Nevada with and into Colonial Bank, the undersigned, acting as an independent financial analyst to the common shareholders of Commercial Bank of Nevada, hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

                                               April 15, 1998

                                               /s/ Hoefer & Arnett, Incorporated
                                               ---------------------------------
                                               HOEFER & ARNETT, INCORPORATED
                                               AUSTIN, TEXAS



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